UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2011

NORWOOD FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(570) 253-1455

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

NORWOOD FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 31, 2011, Norwood Financial Corp. (the “Registrant”) completed its acquisition of North Penn Bancorp, Inc. (“North Penn”) and its wholly owned subsidiary, North Penn Bank, as contemplated by the Agreement and Plan of Merger, dated as of December 14, 2010, by and among the Registrant, Wayne Bank, North Penn and North Penn Bank (the “Agreement”). The Registrant acquired all of the outstanding shares of North Penn for an aggregate cash consideration of approximately $12.2 million and approximately 532,000 shares of the Registrant’s common stock.  The cash and stock transaction is valued at approximately $26.9 million based on the closing price of the Registrant’s common stock on May 31, 2011.  In accordance with the Agreement, each outstanding share of North Penn common stock was converted, at the election of the holder, into either the right to receive $19.12 in cash or 0.6829 shares of the Registrant’s common stock, subject to the election and allocation procedures in the Agreement, including the requirement that $12,194,000 of the merger consideration (which includes amounts paid in cancellation of existing stock options, for the unallocated shares held by the ESOP and any shares as to which the holders have exercised dissenters’ rights) be paid in cash and that the remainder be paid in the Registrant’s common stock.  The preceding is qualified in its entirety by reference to the Agreement incorporated herein by reference from Exhibit 2.1 to this Current Report on Form 8-K and the Registrant’s press release dated May 31, 2011, filed as Exhibit 99.1 hereto.

Item 5.02.  Departure of Directors or Certain Officers; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On May 31, 2011, in accordance with the Agreement, the number of directors on the boards of directors of the Registrant and Wayne Bank were each increased by one member and Kevin M. Lamont, who previously served as a director of North Penn and North Penn Bank, was appointed to fill the vacancies created thereby.  In connection with his appointment, Mr. Lamont will receive the same monthly retainer and other board fees payable to non-employee directors and will be eligible for awards under the 2006 Stock Option Plan on the same basis.  A description of such compensation arrangements may be found in the Registrant’s definitive proxy statement for the 2011 Annual Meeting of Stockholders filed March 21, 2011 and is incorporated by reference herein.  No determination has been made as to which committees on which Mr. Lamont will serve.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions. Not Applicable.

(d)	Exhibits. The following exhibits are being filed with this report.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 14, 2010, by and among  the Registrant, Wayne Bank, North Penn and North Penn Bank (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2010 (Commission File No. 0-28364))

99.1	Registrant’s press release, dated May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP.
Date: May 31, 2011	By:	/s/ Lewis J. Critelli
Lewis J. Critelli President and Chief Executive Officer (Duly Authorized Representative)